UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 22, 2004

Zhone Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32743	22-3509099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7001 Oakport Street Oakland, California	94621
(Address of principal executive offices)	(Zip Code)

(510) 777-7000

(Registrant’s telephone number, including area code)

Item 12. Results of Operations and Financial Condition.

On April 22, 2004, Zhone Technologies, Inc. issued a press release announcing its first quarter 2004 results. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The information furnished in this Item 12 and Exhibit 99.1 attached hereto shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 or 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be deemed to be incorporated by reference into any filing with the SEC made by Zhone whether before or after the date hereof, regardless of any general incorporation language contained in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zhone Technologies, Inc.
Date: April 22, 2004
	By:	/s/ Morteza Ejabat
Morteza Ejabat
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Press Release dated April 22, 2004